Exhibit 99.1

News Release

United Airlines
Worldwide Media Relations
872.825.8640
media.relations@united.com

United Announces Highest-Ever

Quarterly Profit

UAL Reports $1.3 Billion Second-Quarter 2015 Profit Excluding Special Items;

$1.2 Billion Profit Including Special Items

Company Announces Additional $3 Billion Share Repurchase Program

CHICAGO, July 23, 2015 – United Airlines (UAL) today reported second-quarter 2015 net income of $1.3 billion, or $3.31 per diluted share, excluding $67 million of special items. Including special items, UAL reported second-quarter net income of $1.2 billion, or $3.14 per diluted share. These results are a record quarterly profit for the company.

•	The company’s Board of Directors authorized an additional $3 billion share repurchase program, which the company expects to complete by the end of 2017.

•	In the quarter, UAL prepaid approximately $800 million of debt, contributed approximately $620 million to its pension plans and returned approximately $250 million to shareholders as part of its existing $1 billion share buyback program.

•	UAL earned an 18.2 percent return on invested capital for the 12 months ended June 30, 2015.

“This quarter’s record results reflect the progress we’re making on our long-term plan, and I’d like to thank the United team for their great work,” said Jeff Smisek, UAL’s chairman, president and chief executive officer. “The $3 billion share repurchase program we announced today demonstrates the confidence we have in our future. We will continue to invest in our customers, assets and our people, and remain committed to improving our balance sheet, expanding our margins and improving our return on invested capital, and expect our third quarter pre-tax margin to be between 13.5 and 15.5 percent, excluding special items.”

Second-Quarter Revenue and Capacity

For the second quarter of 2015, total revenue was $9.9 billion, a decrease of 4 percent year-over-year. Second-quarter consolidated passenger revenue decreased 3.4 percent to $8.7 billion, compared to the same period in 2014. Ancillary revenue per passenger in the second quarter increased 6.7 percent year-over-year. Second-quarter cargo revenue decreased 1.3 percent year-over-year to $229 million. Other revenue in the second quarter decreased 9.6 percent year-over-year, mostly due to the reduction in sales of fuel to a third party. The corresponding expense decline from this reduction appears in third-party business expense.

UAL Announces Second-Quarter 2015 Profit / Page 2

Consolidated revenue passenger miles increased 0.7 percent and consolidated available seat miles increased 2.3 percent year-over-year for the second quarter, resulting in a second-quarter consolidated load factor of 83.9 percent.

Second-quarter 2015 consolidated PRASM decreased 5.6 percent and consolidated yield decreased 4.1 percent compared to the second quarter of 2014.

“This quarter, we continued to build and refine our route network, including announcing the move of p.s. transcontinental service to our global gateway hub at Newark Liberty Airport and forming a long-term partnership with Azul Brazilian Airlines. These decisions will enhance our network and provide our customers with more choice and convenience,” said Jim Compton, UAL’s vice chairman and chief revenue officer. “We will continue to improve our leading network by focusing on our strengths, while investing in our people, fleet and products to increase revenue and deliver a flyer-friendly customer experience.”

Passenger revenue for the second quarter of 2015 and period-to-period comparisons of related statistics for UAL’s mainline and regional operations are as follows:

	2Q 2015 Passenger Revenue (millions)	Passenger Revenue vs. 2Q 2014	PRASM vs. 2Q 2014	Yield vs. 2Q 2014	Available Seat Miles vs. 2Q 2014
Domestic	$3,523	0.2%	(3.4%)	(2.3%)	3.7%

Atlantic	1,635	(4.4%)	(6.4%)	(1.7%)	2.1%
Pacific	1,108	(6.9%)	(8.8%)	(9.6%)	2.2%
Latin America	695	(4.9%)	(10.9%)	(8.8%)	6.7%

International	3,438	(5.3%)	(8.1%)	(6.0%)	3.1%

Mainline	6,961	(2.6%)	(5.8%)	(4.2%)	3.4%
Regional	1,715	(6.4%)	(1.7%)	(1.1%)	(4.8%)

Consolidated	$8,676	(3.4%)	(5.6%)	(4.1%)	2.3%

Second-Quarter Costs

Second-quarter consolidated CASM, excluding special charges, third-party business expense, fuel and profit sharing, increased 0.3 percent compared to the second quarter of 2014, primarily due to the company’s Project Quality efficiency and quality initiative. Second-quarter consolidated CASM including those items decreased 12.2 percent, largely due to reduced fuel costs.

Second-quarter total operating expenses, excluding special charges, decreased $840 million, or 9.1 percent, year-over-year. Including special charges, total operating expenses decreased $954 million, or 10.1 percent, in the second quarter versus the same period in 2014.

UAL Announces Second-Quarter 2015 Profit / Page 3

Liquidity and Cash Flow

In the second quarter, UAL generated $1.8 billion in operating cash flow, $474 million in free cash flow, and ended the quarter with $6.3 billion in unrestricted liquidity, including $1.35 billion of undrawn commitments under its revolving credit facility. During the second quarter, the company had gross capital expenditures of approximately $1.26 billion, excluding fully reimbursable projects. The company contributed approximately $620 million to its pension plans and made debt and capital lease principal payments of approximately $1 billion in the second quarter, including approximately $800 million of debt prepayments.

In the second quarter, the company invested $100 million, through a wholly-owned subsidiary, to acquire an approximate 5 percent stake in Azul Brazilian Airlines, and invested $30 million to acquire an equity stake in Fulcrum BioEnergy, an alternative fuels company.

For the 12 months ended June 30, 2015, the company’s return on invested capital was 18.2 percent.

As part of UAL’s $1 billion share buyback program, the company spent approximately $250 million in share repurchases in the second quarter. Through the second quarter, UAL has returned a total of approximately $770 million to shareholders under the program, and expects to complete the program in the third quarter of this year.

UAL’s Board of Directors authorized an additional $3 billion share repurchase program which the company expects to complete by 2017. This amount represents approximately 14 percent of the company’s market capitalization as of the closing stock price on July 22, 2015.

“Our record profit in the quarter is the result of the great work of all of our employees, as demonstrated by our seventh consecutive quarter of good cost performance,” said John Rainey, UAL’s executive vice president and chief financial officer. “We are pleased to announce an additional $3 billion share repurchase program which supports our goals of returning cash to shareholders while investing in our business and improving our capital structure.”

UAL may repurchase shares through the open market, privately negotiated transactions, block trades, or accelerated share repurchase transactions from time to time in accordance with applicable securities laws. UAL will repurchase shares of common stock subject to prevailing market conditions and may discontinue such repurchases at any time.

For more information on UAL’s third-quarter 2015 guidance, please visit ir.united.com for the company’s investor update.

About United

United Airlines and United Express operate an average of nearly 5,000 flights a day to 362 airports across six continents. In 2014, United and United Express operated nearly two million flights carrying 138 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los

UAL Announces Second-Quarter 2015 Profit / Page 4

Angeles, New York/Newark, San Francisco and Washington, D.C. United operates nearly 700 mainline aircraft, and this year, the airline anticipates taking delivery of 34 new Boeing aircraft, including the 787-9 and the 737-900ER. United is also welcoming 49 new Embraer E175 aircraft to United Express. The airline is a founding member of Star Alliance, which provides service to 192 countries via 28 member airlines. More than 84,000 United employees reside in every U.S. state and in countries around the world. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Item 1A., Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.

-tables attached-

UAL Announces Second-Quarter 2015 Profit / Page 5

UNITED CONTINENTAL HOLDINGS, INC.

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014

	Three Months Ended June 30,		% Increase/ (Decrease)	Six Months Ended June 30,		% Increase/ (Decrease)
(In millions, except per share data)	2015	2014		2015	2014
Operating revenue:
Passenger:
Mainline	$6,961	$7,148	(2.6)	$12,899	$12,996	(0.7)
Regional	1,715	1,833	(6.4)	3,197	3,369	(5.1)

Total passenger revenue	8,676	8,981	(3.4)	16,096	16,365	(1.6)
Cargo	229	232	(1.3)	471	441	6.8
Other operating revenue	1,009	1,116	(9.6)	1,955	2,219	(11.9)

Total operating revenue	9,914	10,329	(4.0)	18,522	19,025	(2.6)

Operating expense:
Salaries and related costs	2,454	2,187	12.2	4,755	4,340	9.6
Aircraft fuel (A)	2,106	3,101	(32.1)	3,970	6,018	(34.0)
Regional capacity purchase	583	591	(1.4)	1,153	1,150	0.3
Landing fees and other rent	553	567	(2.5)	1,096	1,139	(3.8)
Depreciation and amortization	445	417	6.7	874	826	5.8
Aircraft maintenance materials and outside repairs	431	471	(8.5)	828	929	(10.9)
Distribution expenses	348	346	0.6	660	664	(0.6)
Aircraft rent	194	222	(12.6)	395	446	(11.4)
Special charges (B)	55	169	NM	119	221	NM
Other operating expenses	1,300	1,352	(3.8)	2,486	2,735	(9.1)

Total operating expense	8,469	9,423	(10.1)	16,336	18,468	(11.5)

Operating income	1,445	906	59.5	2,186	557	292.5

Nonoperating income (expense):
Interest expense	(167)	(186)	(10.2)	(340)	(373)	(8.8)
Interest capitalized	13	13	—	25	27	(7.4)
Interest income	6	4	50.0	11	9	22.2
Miscellaneous, net (B)	(100)	54	NM	(174)	(35)	397.1

Total nonoperating expense	(248)	(115)	115.7	(478)	(372)	28.5

Income before income taxes	1,197	791	51.3	1,708	185	NM
Income tax expense (C)	4	2	100.0	7	5	40.0

Net income	$1,193	$789	51.2	$1,701	$180	NM

Earnings per share, basic	$3.14	$2.12	48.1	$4.46	$0.48	NM

Earnings per share, diluted	$3.14	$2.01	56.2	$4.45	$0.47	NM

Weighted average shares, basic	380	373	1.9	381	371	2.7
Weighted average shares, diluted	380	396	(4.0)	382	392	(2.6)

NM Not meaningful

UAL Announces Second-Quarter 2015 Profit / Page 6

UNITED CONTINENTAL HOLDINGS, INC.

NOTES (UNAUDITED)

(A)	UAL’s results of operations include fuel expense for both mainline and regional operations.

	Three Months Ended June 30,		% Increase/ (Decrease)	Six Months Ended June 30,		% Increase/ (Decrease)
(In millions, except per gallon)	2015	2014		2015	2014
Mainline fuel expense excluding hedge impacts	$1,648	$2,527	(34.8)	$3,044	$4,892	(37.8)
Hedge losses reported in fuel expense (a)	(118)	(1)	NM	(279)	(4)	NM

Total mainline fuel expense	1,766	2,528	(30.1)	3,323	4,896	(32.1)
Regional fuel expense	340	573	(40.7)	647	1,122	(42.3)

Consolidated fuel expense	2,106	3,101	(32.1)	3,970	6,018	(34.0)
Cash received (paid) on settled hedges that did not qualify for hedge accounting (b)	(75)	5	NM	(114)	12	NM

Fuel expense including all gains (losses) from settled hedges	$2,181	$3,096	(29.6)	$4,084	$6,006	(32.0)

Mainline fuel consumption (gallons)	833	822	1.3	1,570	1,568	0.1
Mainline average aircraft fuel price per gallon excluding hedge losses recorded in fuel expense	$1.98	$3.07	(35.5)	$1.94	$3.12	(37.8)
Mainline average aircraft fuel price per gallon	$2.12	$3.08	(31.2)	$2.12	$3.12	(32.1)
Mainline average aircraft fuel price per gallon including cash received (paid) on settled hedges that did not qualify for hedge accounting	$2.21	$3.07	(28.0)	$2.19	$3.11	(29.6)
Regional fuel consumption (gallons)	171	182	(6.0)	330	352	(6.3)
Regional average aircraft fuel price per gallon	$1.99	$3.15	(36.8)	$1.96	$3.19	(38.6)

Consolidated fuel consumption (gallons)	1,004	1,004	—	1,900	1,920	(1.0)
Consolidated average aircraft fuel price per gallon excluding hedge losses recorded in fuel expense	$1.98	$3.09	(35.9)	$1.94	$3.13	(38.0)
Consolidated average aircraft fuel price per gallon	$2.10	$3.09	(32.0)	$2.09	$3.13	(33.2)
Consolidated average aircraft fuel price per gallon including cash received (paid) on settled hedges that did not qualify for hedge accounting	$2.17	$3.08	(29.5)	$2.15	$3.13	(31.3)

(a)	Includes losses from settled hedges that were designated for hedge accounting. UAL allocates 100 percent of hedge accounting gains (losses) to mainline fuel expense.
(b)	Includes ineffectiveness gains (losses) on settled hedges and gains (losses) on settled hedges that were not designated for hedge accounting. Ineffectiveness gains (losses) and gains (losses) on hedges that do not qualify for hedge accounting are recorded in Nonoperating income (expense): Miscellaneous, net.

UAL Announces Second-Quarter 2015 Profit / Page 7

UNITED CONTINENTAL HOLDINGS, INC.

NOTES (UNAUDITED)

(B)	Special items include the following:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2015	2014	2015	2014

Operating:
Severance and benefits	$25	$38	$75	$52
Integration-related costs	14	17	32	51
Costs associated with permanently grounding Embraer ERJ 135 aircraft	—	66	—	66
(Gains) losses on sale of assets and other special charges	16	48	12	52

Special charges	$55	$169	$119	$221
Nonoperating:
Loss on extinguishment of debt and other, net	$128	$0	$134	$21
Income tax benefit	—	—	—	(1)

Total operating and nonoperating special charges, net of income taxes	$183	$169	$253	$241

Mark-to-market (MTM) gains from fuel derivative contracts settling in future periods	$(26)	$(46)	$(7)	$(33)
Prior period gains (losses) on fuel derivative contracts settled in the current period	(90)	7	(105)	42

Total special items, net of income taxes	$67	$130	$141	$250

2015 - Special items

Severance and benefits: During the three and six months ended June 30, 2015, the company recorded $25 million and $75 million, respectively, of severance and benefits primarily related to a voluntary early-out program for its flight attendants. In 2014, more than 2,500 flight attendants elected to voluntarily separate from the company and will receive a severance payment, with a maximum value of $100,000 per participant, based on years of service, with retirement dates through the end of 2015. The company will record approximately $25 million of additional expense through the remainder of 2015 associated with this program over the remaining required service periods.

Integration-related costs: Integration-related costs include compensation costs related primarily to systems integration and training for employees.

(Gains) losses on sale of assets and other special charges: During the three and six months ended June 30, 2015, the company recorded $16 million and $12 million, respectively, for the impairment of assets and other special gains and losses.

Loss on extinguishment of debt and other, net: During the three and six months ended June 30, 2015, the company recorded $128 million and $134 million, respectively, of losses as part of Nonoperating income (expense): Miscellaneous, net due to the write-off of the unamortized non-cash debt discount related to the extinguishment of the 6% Notes due 2026 and 6% Notes due 2028.

MTM gains from fuel derivative contracts settling in future periods and prior period losses on fuel derivative contracts settled in the current period: The company uses certain combinations of derivative contracts that are economic hedges but do not qualify for hedge accounting under U.S. generally accepted accounting principles. Additionally, the company may enter into contracts at different times and later combine those contracts into structures designated for hedge accounting. As with derivatives that qualify for hedge accounting, the economic hedges and individual contracts are part of the company’s program to mitigate the adverse financial impact of potential increases in the price of fuel. The company records changes in the fair value of these various contracts that are not designated for hedge accounting to Nonoperating income (expense): Miscellaneous, net in the statements of consolidated operations. During the three and six months ended June 30, 2015, the company recorded $26 million and $7 million, respectively, in MTM gains on fuel derivative contracts that will settle in future periods. For fuel derivative contracts that settled in the three and six months ended June 30, 2015, the company recorded MTM losses of $90 million and $105 million, respectively, in prior periods. The figures above also include an insignificant amount of ineffectiveness on hedges that are designated for hedge accounting.

2014 - Special items

Severance and benefits: During the three and six months ended June 30, 2014, the company recorded $38 million and $52 million, respectively, of severance and benefits primarily related to reductions of management and front-line employees, including from Hopkins International Airport (Cleveland), as part of its cost savings initiatives. The company reduced its average daily departures from Cleveland by over 60 percent during the second quarter of 2014. The company is currently evaluating its options regarding its long-term contractual commitments at Cleveland. The capacity reductions at Cleveland may result in further special charges, which could be significant, related to our contractual commitments.

Integration-related costs: Integration-related costs included compensation costs related to systems integration and training and relocation for employees.

Costs associated with permanently grounding Embraer ERJ 135 aircraft: During the three months ended June 30, 2014, the company recorded

UAL Announces Second-Quarter 2015 Profit / Page 8

$66 million for the permanent grounding of 21 of the company’s Embraer ERJ 135 regional aircraft under lease through 2018, which included an accrual for remaining lease payments and an amount for maintenance return conditions. The company decided to permanently ground these 21 Embraer ERJ 135 aircraft as a result of new Embraer E175 regional jet deliveries, the impact of pilot shortages at regional carriers and fuel prices.

Losses on sale of assets and other special charges: During the six months ended June 30, 2014, the company recorded $33 million for charges related primarily to the impairment of its flight equipment held for disposal associated with its Boeing 737-300 and Boeing 737-500 fleets and incurred losses on sales of aircraft and other assets and other special losses totaling $19 million.

Venezuela local currency loss: The company recorded $21 million of losses due to exchange rate changes in Venezuela applicable to funds held in local currency.

MTM gains from fuel derivative contracts settling in future periods and prior period gains on fuel derivative contracts settled in the current period: The company utilizes certain derivative instruments that are economic hedges but do not qualify for hedge accounting under U.S. generally accepted accounting principles. The company records changes in the fair value of these economic hedges to Nonoperating income (expense): Miscellaneous, net in the statements of consolidated operations. During the three and six months ended June 30, 2014, the company recorded $46 million and $33 million, respectively, in MTM gains on economic hedges that will settle in future periods. For economic hedges that settled in the three and six months ended June 30, 2014, the company recorded MTM gains of $7 million and $42 million, respectively, in prior periods. The figures above also include an insignificant amount of ineffectiveness on hedges that are designated for hedge accounting.

(C)	No federal income tax expense was recognized related to the company’s pretax income for the three and six months ended June 30, 2015, and 2014 due to the utilization of book net operating loss carry forwards for which no benefit has previously been recognized. The company is required to provide a valuation allowance for its deferred tax assets in excess of deferred tax liabilities because UAL concluded that it is more likely than not that such deferred tax assets will ultimately not be realized.

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UNITED CONTINENTAL HOLDINGS, INC.

STATISTICS

	Three Months Ended June 30,		% Increase/ (Decrease)	Six Months Ended June 30,		% Increase/ (Decrease)
	2015	2014		2015	2014
Mainline:
Passengers (thousands)	24,858	23,852	4.2	46,236	45,081	2.6
Revenue passenger miles (millions)	47,859	47,101	1.6	88,519	87,438	1.2
Available seat miles (millions)	57,048	55,192	3.4	107,173	104,989	2.1
Cargo ton miles (millions)	633	604	4.8	1,295	1,189	8.9

Passenger load factor:
Mainline	83.9%	85.3%	(1.4) pts.	82.6%	83.3%	(0.7) pts.
Domestic	86.6%	87.6%	(1.0) pt.	85.6%	86.4%	(0.8) pts.
International	81.3%	83.2%	(1.9) pts.	79.8%	80.3%	(0.5) pts.

Passenger revenue per available seat mile (cents)	12.20	12.95	(5.8)	12.04	12.38	(2.7)
Average yield per revenue passenger mile (cents)	14.54	15.18	(4.2)	14.57	14.86	(2.0)

Average aircraft fuel price per gallon excluding hedge losses recorded in fuel expense (a)	$1.98	$3.07	(35.5)	$1.94	$3.12	(37.8)
Average aircraft fuel price per gallon (a)	$2.12	$3.08	(31.2)	$2.12	$3.12	(32.1)
Average aircraft fuel price per gallon including cash received (paid) on settled hedges that did not qualify for hedge accounting (a)	$2.21	$3.07	(28.0)	$2.19	$3.11	(29.6)
Fuel gallons consumed (millions)	833	822	1.3	1,570	1,568	0.1

Aircraft in fleet at end of period	708	701	1.0	708	701	1.0
Average stage length (miles) (b)	1,939	1,971	(1.6)	1,928	1,946	(0.9)
Average daily utilization of each aircraft (hours)	10:54	10:44	1.6	10:25	10:21	0.6

Regional:
Passengers (thousands)	11,373	11,985	(5.1)	21,517	22,656	(5.0)
Revenue passenger miles (millions)	6,430	6,799	(5.4)	12,214	12,845	(4.9)
Available seat miles (millions)	7,637	8,022	(4.8)	14,781	15,441	(4.3)
Passenger load factor	84.2%	84.8%	(0.6) pts.	82.6%	83.2%	(0.6) pts.
Passenger revenue per available seat mile (cents)	22.46	22.85	(1.7)	21.63	21.82	(0.9)
Average yield per revenue passenger mile (cents)	26.67	26.96	(1.1)	26.17	26.23	(0.2)
Aircraft in fleet at end of period	522	561	(7.0)	522	561	(7.0)
Average stage length (miles) (b)	558	559	(0.2)	560	556	0.7

UAL Announces Second-Quarter 2015 Profit / Page 10

UNITED CONTINENTAL HOLDINGS, INC.

STATISTICS (Continued)

	Three Months Ended June 30,		% Increase/ (Decrease)	Six Months Ended June 30,		% Increase/ (Decrease)
	2015	2014		2015	2014
Consolidated (Mainline and Regional):
Passengers (thousands)	36,231	35,837	1.1	67,753	67,737	—
Revenue passenger miles (millions)	54,289	53,900	0.7	100,733	100,283	0.4
Available seat miles (millions)	64,685	63,214	2.3	121,954	120,430	1.3
Passenger load factor	83.9%	85.3%	(1.4) pts.	82.6%	83.3%	(0.7) pts.

Passenger revenue per available seat mile (cents)	13.41	14.21	(5.6)	13.20	13.59	(2.9)
Total revenue per available seat mile (cents)	15.33	16.34	(6.2)	15.19	15.80	(3.9)
Average yield per revenue passenger mile (cents)	15.98	16.66	(4.1)	15.98	16.32	(2.1)

Average aircraft fuel price per gallon excluding hedge losses recorded in fuel expense (a)	$1.98	$3.09	(35.9)	$1.94	$3.13	(38.0)
Average aircraft fuel price per gallon (a)	$2.10	$3.09	(32.0)	$2.09	$3.13	(33.2)
Average aircraft fuel price per gallon including cash received (paid) on settled hedges that did not qualify for hedge accounting (a)	$2.17	$3.08	(29.5)	$2.15	$3.13	(31.3)
Fuel gallons consumed (millions)	1,004	1,004	—	1,900	1,920	(1.0)
Average full-time equivalent employees (thousands)	82.3	82.0	0.4	82.0	82.6	(0.7)

(a)	Fuel price per gallon includes aircraft fuel and related taxes.
(b)	Average stage length equals the average distance a flight travels weighted for size of aircraft.

UAL Announces Second-Quarter 2015 Profit / Page 11

UNITED CONTINENTAL HOLDINGS, INC.

NON-GAAP FINANCIAL RECONCILIATION

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and Non-GAAP financial measures, including income (loss) before income taxes excluding special items, net income (loss) excluding special items, net earnings (loss) per share excluding special items, and CASM, among others. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported Non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes that adjusting for special items is useful to investors because special charges are non-recurring charges not indicative of UAL’s ongoing performance. In addition, the company believes that adjusting for MTM gains and losses from fuel derivative contracts settling in future periods and prior period gains and losses on fuel derivative contracts settled in the current period is useful because the adjustments allow investors to better understand the cash impact of settled fuel derivative contracts in a given period. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL also believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL excludes profit sharing because this exclusion allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

(in millions)	Three Months Ended June 30,		$ Increase/ (Decrease)	% Increase/ (Decrease)	Six Months Ended June 30,		$ Increase/ (Decrease)	% Increase/ (Decrease)
	2015	2014			2015	2014
Operating expenses	$8,469	$9,423	$(954)	(10.1)	$16,336	$18,468	$(2,132)	(11.5)
Less: Special charges (B)	55	169	(114)	NM	119	221	(102)	NM

Operating expenses, excluding special charges	8,414	9,254	(840)	(9.1)	16,217	18,247	(2,030)	(11.1)
Less: Third-party business expenses	69	215	(146)	(67.9)	135	408	(273)	(66.9)
Less: Fuel expense	2,106	3,101	(995)	(32.1)	3,970	6,018	(2,048)	(34.0)
Less: Profit sharing, including taxes	198	53	145	273.6	268	53	215	405.7

Operating expenses, excluding fuel, profit sharing, special charges and third-party business expenses	$6,041	$5,885	$156	2.7	$11,844	$11,768	$76	0.6

Income before income taxes	$1,197	$791	$406	51.3	$1,708	$185	$1,523	NM
Less: Special items before income tax benefit	67	130	(63)	NM	141	251	(110)	NM

Income before income taxes and excluding special items	$1,264	$921	$343	37.2	$1,849	$436	$1,413	324.1

Net income	$1,193	$789	$404	51.2	$1,701	$180	$1,521	NM
Less: Special items, net of tax (B)	67	130	(63)	NM	141	250	(109)	NM

Net income, excluding special items	$1,260	$919	$341	37.1	$1,842	$430	$1,412	328.4

Diluted earnings per share	$3.14	$2.01	$1.13	56.2	$4.45	$0.47	$3.98	NM
Add back: Special items, net of tax	0.17	0.33	(0.16)	NM	0.37	0.64	(0.27)	NM

Diluted earnings per share, excluding special items	$3.31	$2.34	$0.97	41.5	$4.82	$1.11	$3.71	334.2

UAL Announces Second-Quarter 2015 Profit / Page 12

UNITED CONTINENTAL HOLDINGS, INC.

NON-GAAP FINANCIAL RECONCILIATION (Continued)

	Three Months Ended June 30,		% Increase/ (Decrease)	Six Months Ended June 30,		% Increase/ (Decrease)
	2015	2014		2015	2014
CASM Mainline Operations (cents)
Cost per available seat mile (CASM)	12.42	14.09	(11.9)	12.69	14.47	(12.3)
Less: Special charges (B)	0.10	0.31	NM	0.12	0.21	NM

CASM, excluding special charges	12.32	13.78	(10.6)	12.57	14.26	(11.9)
Less: Third-party business expenses	0.12	0.39	(69.2)	0.12	0.39	(69.2)

CASM, excluding special charges and third-party business expenses	12.20	13.39	(8.9)	12.45	13.87	(10.2)
Less: Fuel expense	3.10	4.58	(32.3)	3.10	4.66	(33.5)

CASM, excluding special charges, third-party business expenses and fuel	9.10	8.81	3.3	9.35	9.21	1.5
Less: Profit sharing per available seat mile	0.34	0.10	240.0	0.25	0.05	400.0

CASM, excluding special charges, third-party business expenses, fuel, and profit sharing	8.76	8.71	0.6	9.10	9.16	(0.7)

CASM Consolidated Operations (cents)
Cost per available seat mile (CASM)	13.09	14.91	(12.2)	13.40	15.34	(12.6)
Less: Special charges (B)	0.08	0.27	NM	0.10	0.19	NM

CASM, excluding special charges	13.01	14.64	(11.1)	13.30	15.15	(12.2)
Less: Third-party business expenses	0.11	0.34	(67.6)	0.11	0.34	(67.6)

CASM, excluding special charges and third-party business expenses	12.90	14.30	(9.8)	13.19	14.81	(10.9)
Less: Fuel expense	3.25	4.91	(33.8)	3.26	4.99	(34.7)

CASM, excluding special charges, third-party business expenses and fuel	9.65	9.39	2.8	9.93	9.82	1.1
Less: Profit sharing per available seat mile	0.31	0.08	287.5	0.22	0.05	340.0

CASM, excluding special charges, third-party business expenses, fuel, and profit sharing	9.34	9.31	0.3	9.71	9.77	(0.6)

UAL Announces Second-Quarter 2015 Profit / Page 13

UNITED CONTINENTAL HOLDINGS, INC.

RETURN ON INVESTED CAPITAL (ROIC)

ROIC is a Non-GAAP financial measure that we believe provides useful supplemental information for management and investors by measuring the effectiveness of our operations’ use of invested capital to generate profits.

(in millions)	Twelve Months Ended June 30, 2015
Net Operating Profit After Tax (NOPAT)
Pre-tax income excluding special items (a)	$3,385
NOPAT adjustments (b)	1,195

NOPAT	$4,580

Effective tax rate	0.2%

Invested Capital (five-quarter average)
Total assets	$38,454
Invested capital adjustments (c)	13,270

Average Invested Capital	$25,184

Return on Invested Capital	18.2%

Notes:	Twelve Months Ended June 30, 2015
(a) Non-GAAP Financial Reconciliation
Pre-tax income	$2,651
Add: Special items	734

Pre-tax income excluding special items	$3,385

(b)	NOPAT adjustments include: adding back (net of tax shield) interest expense, the interest component of capitalized aircraft rent, and net interest on pension while removing interest tax expense.
(c)	Invested capital adjustments include: adding back capital aircraft rent (at 7.0X) and deferred income taxes, less advance ticket sales, frequent flyer deferred revenue, tax valuation allowance, and other non-interest bearing liabilities.

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